UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2021

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Macquarie Infrastructure Holdings, LLC

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	001-32384 (Commission File Number)	86-2708886 (IRS Employer Identification No.)
125 West 55th Street, New York, New York (Address of principal executive offices)	10019 (Zip Code)

Registrant’s telephone number, including area code: (212) 231-1000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	MIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Group Limited and its worldwide subsidiaries and affiliates.

Macquarie Infrastructure Holdings, LLC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Corporation.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 23, 2021, Macquarie Infrastructure Holdings, LLC (the “Company”) completed the previously announced sale (the “AA Transaction”) of all outstanding shares of common stock of its wholly owned subsidiary, Macquarie Infrastructure Corporation (“MIC Corp”) which, following the reorganization completed on September 22, 2021, holds the Company’s Atlantic Aviation business (the “AA Business”), to KKR Apple Bidco, LLC (“Purchaser”), a Delaware limited liability company controlled by funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”) for $4.475 billion, including cash and the assumption of debt and other transaction and reorganization related obligations. The Company received $3.525 billion at the closing of the AA Transaction. The AA Transaction was consummated pursuant to a Stock Purchase Agreement dated June 7, 2021 (“AA Purchase Agreement”) among Purchaser, the Company, MIC Corp, and, solely for specified provisions, MIC Hawaii Holdings, LLC, which holds the Company’s MIC Hawaii business.

The foregoing description is qualified in its entirety by reference to the full text of the AA Purchase Agreement, which has been filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated  June 7, 2021, and is incorporated by reference into this Item 2.01.

The Board of Directors of the Company has elected to return all the net proceeds from the AA Transaction, after payment of taxes and expenses, to shareholders in a special distribution. The board has declared a one-time distribution of $37.386817 per common unit of the Company, payable on October 7, 2021 to unitholders of record as of the close of trading on October 4, 2021.

Item 7.01.	Regulation FD.

On September 23, 2021, the Company issued a press release announcing the completion of the AA Transaction and the record date for the special distribution. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided under Section 7.01 is deemed to be furnished and not filed for purposes of Section 18 of the Exchange Act, is not otherwise subject to the liabilities of that section and is not incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Unaudited pro forma consolidated financial information of the Company required by this Item 9.01(b) will be filed within the time period required by Form 8-K.

(d) Exhibits.

Item	Description

2.1	Stock Purchase Agreement dated June 7, 2021 by and among KKR Apple Bidco, LLC, Macquarie Infrastructure Corporation, Macquarie Infrastructure Holdings, LLC, and, solely for specified provisions, MIC Hawaii Holdings, LLC, (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2021).

99.1	Press Release dated September 23, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2021

MACQUARIE INFRASTRUCTURE HOLDINGS, LLC

By:	/s/ Christopher Frost
Name:	Christopher Frost
Title:	Chief Executive Officer